UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2008

DOLLAR TREE STORES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA
(State or Other Jurisdiction of Incorporation)

0-25464	54-1387365
(Commission File Number)	(I.R.S. Employer Identification No.)

500 Volvo Parkway
Chesapeake, VA 23320
(Address of Principal Executive Offices and Zip Code)

(757) 321-5000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following:

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information presented under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On February 20, 2008, the Company entered into a five-year $550.0 million Credit Agreement (the Agreement) with Wachovia Bank, N.A, as administrative agent.  The Agreement provides for a $300.0 million revolving line of credit, including up to $150.0 million in available letters of credit, and a $250.0 million term loan.  The interest rate on the facility will be based, at the Company’s option, on a LIBOR rate, plus a margin, or an alternate base rate, plus a margin.  The revolving line of credit also bears a facilities fee, calculated as a percentage, as defined, of the amount available under the line of credit, payable quarterly.  The term loan is due and payable in full at the five year maturity date of the Agreement.  The Agreement also bears an administrative fee payable annually.  The Agreement, among other things, requires the maintenance of certain specified financial ratios, restricts the payment of certain distributions and prohibits the incurrence of certain new indebtedness.  The Company’s $450.0 million revolving credit facility was terminated concurrent with entering into the Agreement.  A copy of the Agreement is attached to this filing as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements for Named Executive Officers

As previously disclosed in the Company’s January 16, 2008, Current Report on Form 8-K (January 16 Report), the Compensation Committee of the Board of Directors authorized the grant of performance based awards to certain named executive officers of the Company.  The January 16 Report specified the amounts and recipients of the awards, which were made effective as of February 15, 2008.  We are filing this Item 5.02(e) to attach the forms of the agreements applicable to these awards as Exhibit 10.2 and Exhibit 10.3 hereto.

Each of the above referenced awards was made under either the Company’s 2004 Executive Officer Equity Plan or the Company’s 2003 Equity Incentive Plan, as applicable, both previously approved by the shareholders.

Item 9.01. Financial Statements and Exhibits.

(c)          Exhibits.

10.1	Dollar Tree Stores, Inc. $550.0 million Credit Agreement, dated February 20, 2008, with Wachovia Bank, N.A., as administrative agent.

10.2	Form of Standard Restricted Stock Unit Award Agreement for use under the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan and the Dollar Tree Stores, Inc. 2004 Executive Officer Equity Plan

10.3	Form of Standard Stock Option Agreement for use under the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan and the Dollar Tree Stores, Inc. 2004 Executive Officer Equity Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DOLLAR TREE STORES, INC.

Date: February 22, 2008	By:	/s/ Kathleen Mallas
Kathleen Mallas
Vice President - Controller

EXHIBITS

Exhibit 10.1	Dollar Tree Stores, Inc. $550.0 million Credit Agreement, dated February 20, 2008, with Wachovia Bank, N.A., as administrative agent

Exhibit 10.2	Form of Standard Restricted Stock Unit Award Agreement for use under the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan and the Dollar Tree Stores, Inc. 2004 Executive Officer Equity Plan

Exhibit 10.3	Form of Standard Stock Option Agreement for use under the Dollar Tree Stores, Inc. 2003 Equity Incentive Plan and the Dollar Tree Stores, Inc. 2004 Executive Officer Equity Plan